UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 2, 2011

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

PDL BioPharma, Inc. Resolves Patent Disputes with UCB Pharma SA

On February 7, 2011, PDL BioPharma, Inc. (“PDL”) and UCB SA, on behalf of its affiliate UCB Pharma S.A. (“UCB”), jointly announced that the companies have entered into a definitive settlement agreement that resolves all legal disputes between the parties, including those relating to UCB’s pegylated humanized antibody fragment, Cimzia® (certoluzimab pegol), and PDL’s Queen et al. patents.

Under the terms of the settlement agreement, PDL provided UCB a covenant not to sue UCB for any royalties regarding UCB’s Cimzia product under the Queen et al. patent portfolio in return for a lump sum payment of $10 million and the mutual resolution of other disputes between the two companies, including two pending patent interference proceedings before the United States Patent and Trademark Office and a patent opposition in the European Patent Office. No additional payments will be owed by UCB to PDL under the Queen et al. patent portfolio in respect of Cimzia sales for any indication and the sale of a product in development that may or may not be approved within the term of the Queen et al. patent portfolio.

On February 7, 2011, PDL issued a press release announcing the above settlement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

Dated:  February 7, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 7, 2011